               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   CHIC BY H.I.S, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                              CHIC BY H.I.S, INC.

                                                                  March 16, 1998

Dear Stockholder:

     On behalf of the Board of Directors, I wish to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of Chic by H.I.S, Inc., which will be held at 10:00 a.m., New York time, on April 15, 1998 at the Doral Tuscany Hotel, 120 East 39th Street, New York, New York.

     At the Annual Meeting, the stockholders will be asked to vote on the election of seven directors and to ratify and approve the appointment by the Board of Directors of the Company's independent auditors of the Company's consolidated financial statements for the fiscal year ending November 7, 1998, and to transact such other business as may properly come before such meeting or any adjournment or adjournments thereof.

     I hope you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed proxy or by casting your vote in person at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote in person.

     Thank you.

                                           Sincerely,

                                           BURTON M. ROSENBERG
                                           Chairman of the Board and
                                           Chief Executive Officer

                              CHIC BY H.I.S, INC.
                                 1372 BROADWAY
                            NEW YORK, NEW YORK 10018

                   ------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 15, 1998
                   ------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chic by H.I.S, Inc. (the 'Company') will be held on April 15, 1998 at 10:00 a.m., New York time at the Doral Tuscany Hotel, 120 East 39th Street, New York, New York (the 'Annual Meeting'), for the following purposes:

          1. To elect seven directors of the Company to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and shall have qualified;

          2. To ratify and approve the appointment of BDO Seidman, LLP by the Board of Directors as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 7, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     For the ten-day period immediately prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, located at 1372 Broadway, New York, New York, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

                                          By Order of the Board of Directors
                                          STUART JAEGER
                                          Secretary

March 16, 1998

                                   IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE ANNUAL MEETING, AT ANY TIME BEFORE ITS EXERCISE.

                              CHIC BY H.I.S, INC.
                                 1372 BROADWAY
                            NEW YORK, NEW YORK 10018
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors (the 'Board of Directors' or the 'Board') of Chic by H.I.S, Inc. (the 'Company') in connection with the solicitation by the Board of Directors of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on April 15, 1998 at 10:00 a.m., New York time at the Doral Tuscany Hotel, 120 East 39th Street, New York, New York and at any adjournment or adjournments thereof (the 'Annual Meeting'), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about March 16, 1998.

                            VOTING AT ANNUAL MEETING

GENERAL

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date (the 'Record Date') for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 9,835,868 shares of the Company's Common Stock, par value $.01 per share (the 'Common Stock'). The holders of record on the Record Date of shares of Common Stock entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 9,835,868 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting. A majority of such votes, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies and received in time for the Annual Meeting will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the nominees indicated thereon for election as directors, FOR the ratification and approval of the appointment by the Board of Directors of BDO Seidman, LLP as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 7, 1998, and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company bearing a date later than the proxy or by attending the Annual Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote, and which are not voted, will be considered not present at the Annual Meeting for the purpose of determining the presence of a quorum and as unvoted for approving the election of directors and for approving the appointment of BDO Seidman, LLP as independent auditors. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for the purpose of determining the presence of a quorum but will not be counted as votes cast on such matters. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Annual Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

     The Company will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without additional compensation, may solicit proxies personally or by telephone or telecopy. Arrangements will be made with brokerage firms, banks or other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, banks, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as directors of the Company at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify and approve the appointment of BDO Seidman, LLP as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 7, 1998.

                        BACKGROUND OF CHANGE IN CONTROL

     On January 13, 1998 the Company received a letter dated January 12, 1998 from Herbert A. Denton of Providence Capital, Inc., notifying the Company of his intention to nominate 10 individuals for election to the Board at the 1998 Annual Meeting of Stockholders. In order to avoid a costly and time-consuming election contest and to further the interests of the Company's stockholders, the Company reached an agreement with Mr. Denton to reconstitute the Board to broaden representation on the Board. Thereafter, at a special meeting of the Board held on February 20, 1998, the Board authorized a reduction of its size from ten to nine members and the Board accepted the resignation of seven of its members. The members resigning were Milan Danek, Hirsh Jacobson, Roland L. Kimberlin, Robert F. Luehrs, Jesse S. Siegel, Rica Spector and Edward J. Walsh, Jr. (the 'Resigning Directors'). The continuing Directors are Burton M. Rosenberg, Richard K. Howe and Harvey Silverman (the 'Continuing Directors'). The Board then elected Arnold M. Amster, Herbert A. Denton, Daniel Rubin and Kenneth Zimmerman (the 'New Directors') to fill the vacancies so created. The newly reconstituted Board became effective on March 7, 1998 (the 'Effective Date'). The two remaining vacancies on the Board may be filled by the unanimous consent of the Directors of the reconstituted Board.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth information regarding each person known by the Company to own beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) more than 5% of the outstanding Common Stock as of the Record Date. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire within 60 days, including, but not limited to, shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security.

                                                                  NUMBER OF SHARES
                       NAME AND ADDRESS                            OF COMMON STOCK        PERCENTAGE
                     OF BENEFICIAL OWNER                         BENEFICIALLY OWNED     OF COMMON STOCK
--------------------------------------------------------------   -------------------    ---------------

Pioneering Management Corporation(1) .........................         879,000                 8.9%
  60 State Street
  Boston, MA 02109
Dimensional Fund Advisors Inc.(1) ............................         539,300                 5.5
  1299 Ocean Avenue
  Santa Monica, California 90401
Franklin Resources, Inc.(1)(2) ...............................         970,100                 9.9
  777 Mariners Island Blvd.
  San Mateo, California 94404
Arnold M. Amster(3) ..........................................         818,900                 8.3
  767 Fifth Avenue
  New York, NY 10153
J. Ezra Merkin(1)(4) .........................................         880,100                 9.0
  919 Third Avenue
  New York, NY 10022
T. Rowe Price Associates, Inc.(1) ............................         600,000                 6.1
  100 E Pratt Street
  Baltimore, MD 21202

------------

(1) Based solely on information obtained from a report on Schedule 13G filed with the Securities and Exchange Commission.

(2) Includes securities beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect subsidiaries of Franklin Resources, Inc., of which Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. may be deemed to be beneficial owners.

(3) Includes 110,000 shares held by Mr. Amster's spouse and 54,500 shares held by Mr. Amster's spouse, as custodian for their daughter. Also includes 25,000 shares held by the Amster Foundation, a private family foundation, controlled by Mr. Amster. Also includes 100,000 shares held by Amster & Co., an investment limited partnership of which Mr. Amster is the Senior Managing Partner. Also includes 429,400 shares held by Flex Holding Corp., a private investment company of which Mr. Amster is the Chairman of the Board. Mr. Amster disclaims beneficial ownership to the foregoing shares.

(4) Includes 355,578 shares of Common Stock owned by Gabriel Capital, L.P. and 524,522 shares of Common Stock owned by Ariel Fund Limited, of which J. Ezra Merkin and Ariel Management Corp., the Investment Advisor of Ariel Fund Limited, may be deemed to be the beneficial owner.

                            ------------------------
     To the knowledge of the Company, except as set forth above, no person beneficially owns more than 5% of the Common Stock.

     The following table sets forth beneficial and record ownership of the Company's Common Stock as of the date hereof with respect to (i) each Resigning Director, Continuing Director and New Director of the Company; (ii) each executive officer named in the Summary Compensation Table under 'Executive Compensation'; (iii) all Continuing Directors, Resigning Directors and executive officers as a group; and (iv) all Continuing Directors, New Directors and executive officers as a group.

                                                                 NUMBER OF SHARES         PERCENTAGE OF
                                                                  OF COMMON STOCK         COMMON STOCK
                  NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     BENEFICIALLY OWNED
-------------------------------------------------------------   -------------------    -------------------
Burton M. Rosenberg..........................................          151,385(a)               1.5%
Milan Danek..................................................           45,306                 (b)
Richard K. Howe..............................................           15,000(c)              (b)
Hirsh Jacobson...............................................           10,000(c)              (b)
Roland L. Kimberlin..........................................          148,385(d)               1.5
Robert F. Luehrs.............................................          137,885(d)               1.4
Jesse S. Siegel..............................................           10,000(c)              (b)
Harvey Silverman.............................................           10,700(c)              (b)
Rica Spector.................................................         --                         --
Edward J. Walsh, Jr..........................................           12,000(c)              (b)
Stephen Weiner...............................................           61,877(e)              (b)
Arnold M. Amster.............................................          818,900(f)               8.3
Herbert A. Denton............................................           85,000(g)              (b)
Daniel Rubin.................................................           94,100(h)              (b)
Kenneth Zimmerman............................................          238,600(i)               2.4
All Continuing Directors and Resigning Directors and
  executive officers as a group (13 persons).................          618,538                  6.2
All Continuing Directors and New Directors and executive
  officers as a group (13 persons)...........................        1,823,138                 18.3

------------

 (a) Includes 30,000 shares of Common Stock that Mr. Rosenberg has the right to acquire pursuant to outstanding stock options. Also includes 4,000 shares of Common Stock that Mr. Rosenberg's spouse has the right to acquire pursuant to outstanding stock options, as to which shares Mr. Rosenberg disclaims beneficial ownership.

 (b) Represents less than one percent of the issued and outstanding shares of Common Stock.

 (c) Includes 10,000 shares of Common Stock that each of Messrs. Howe, Jacobson, Siegel, Silverman and Walsh has the right to acquire pursuant to outstanding stock options. The options held by Messrs. Jacobson, Siegel and Walsh will expire on June 17, 1998, unless exercised prior to such date.

 (d) For each of Mr. Kimberlin and Mr. Luehrs, includes 30,000 shares of Common Stock that each has the right to acquire pursuant to outstanding stock options. With respect to Mr. Kimberlin, also includes 4,000 shares of Common Stock that his spouse has the right to acquire pursuant to outstanding stock options, as to which shares Mr. Kimberlin disclaims beneficial ownership.

 (e) Includes 18,000 shares of Common Stock that Mr. Weiner has the right to acquire pursuant to outstanding stock options and 1,930 shares of Common Stock held by Mr. Weiner's spouse. Excludes 1,250 shares of Common Stock held by Mr. Weiner as custodian for his son under the Uniform Gifts to Minors Act, as to which shares Mr. Weiner disclaims beneficial ownership.

 (f) See footnote (3) in the table above.

 (g) Includes 1,000 shares owned by Providence Capital, Inc. over which Mr. Denton exercises sole voting and investment powers and 80,000 shares owned by Providence Investors, LLC over which Mr. Denton has shared voting and investment power.

 (h) Includes 35,000 shares owned by Mr. Rubin's father over which Mr. Rubin has shared voting power.

 (i) Includes an aggregate of 5,300 shares held by Zachary Zimmerman, Ryan Zimmerman, Matthew Zimmerman and Nicole Zimmerman, which shares may be deemed beneficially owned by Mr. Zimmerman.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

NOMINEES FOR ELECTION AS DIRECTORS

     Directors generally are elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote, and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, removal or disqualification.

     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting. The Company's Board of Directors currently consists of seven members. The two remaining vacancies on the Board may be filled by the unanimous consent of the members of the reconstituted Board.

     The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors either will reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

                                                                                                DIRECTOR
                          NAME                             AGE             POSITION              SINCE
--------------------------------------------------------   ---   ----------------------------   --------
Burton M. Rosenberg.....................................   66    Chief Executive Officer;         1988
                                                                   Chairman of the Board;
                                                                   Director; Member of the
                                                                   Office of Chairman
Arnold M. Amster........................................   57    Director; Member of the          1998
                                                                   Office of Chairman
Herbert A. Denton.......................................   50    Director                         1998
Richard K. Howe.........................................   54    Director                         1993
Daniel Rubin............................................   49    Director; Member of the          1998
                                                                   Office of the Chairman
Harvey Silverman........................................   64    Director                         1993
Kenneth Zimmerman.......................................   47    Director                         1998

                            ------------------------

     Set forth below is a summary of the business experience of each person listed in the table above.

     Burton M. Rosenberg is the Chief Executive Officer, Chairman of the Board and Member of the Office of the Chairman of the Company and has been a director of the Company since December 1988. Mr. Rosenberg served as the Company's Chief Financial Officer from 1969 to 1986 and then as President and Chief Executive Officer. Mr. Rosenberg has worked over 28 years at the Company. He holds a B.A. and an M.A. from Brooklyn College, an M.B.A. from Columbia University, and a Ph.D. in Economics from New York University.

     Arnold M. Amster has been the Senior Managing Partner of Amster & Co. and the Chairman of the Board of Flex Holding Corporation, both private investment companies, and a director of BEM International, a money management firm, since prior to 1990.

     Herbert A. Denton has been the President of Providence Capital, Inc., a private investment firm and registered broker dealer, since 1991. He is also a director of Mesa Air Group Inc., the largest independently-owned commuter airline in the world.

     Richard K. Howe has been a director of the Company since May 1993. Since June 1992, Mr. Howe has been a director of Back Bay Restaurant Group Inc., which is a publicly held company. Prior to June 1992, Mr. Howe was an executive vice president and a director of Tucker Anthony Incorporated and an officer or director, or both, of its parent companies and affiliates and thereafter, until March 1996, served as a consultant to those companies. In addition, from 1980 to 1987, Mr. Howe was a general partner (1980-82), an executive vice president and a director of Prescott, Ball & Turben, a Cleveland-based investment banking firm, and previously was a partner of Squire, Sanders & Dempsey, a Cleveland-based law firm.

     Daniel Rubin has been a Managing Partner of LDR Equities, LLC, which engages in the management of real estate, textile and clothing businesses since 1996. He has also been a principal stockholder of Trimtex Company, a textile manufacturer and Gorden & Ferguson, a manufacturer of men's and children outerwear, since 1987. Mr. Rubin is also a director of Community State Bank.

     Harvey Silverman became a director of the Company in 1993. Since 1986, Mr. Silverman has been the Chief Financial Officer and Treasurer of Meltzer Industries Corporation, a manufacturer of children's apparel. Since 1988, Mr. Silverman has been the President of Judyanna Ltd., a sweater manufacturer. In addition, since 1991 Mr. Silverman has been the Chairman of the Board of Quicksilver Development Corp., a computer software developer. Mr. Silverman has been a certified public accountant since 1962.

     Kenneth Zimmerman was the founder and has been the Chief Executive Officer, the President and the sole stockholder of Kenar Enterprises, Ltd., a privately held women's apparel manufacturer and retailer for the past twenty-one years.

ADDITIONAL INFORMATION REGARDING THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors met seven times during the fiscal year ended November 1, 1997. The Company's Board of Directors has standing Compensation and Audit Committees, the members of each of which are elected by the Board of Directors at its annual meeting. On the Effective Date, the Board of Directors established an Office of the Chairman. The Board of Directors does not have a standing nominating committee.

     Prior to the Effective Date, the Compensation Committee consisted of Mr. Jacobson, Mr. Silverman, Ms. Spector and Mr. Walsh. The Compensation Committee met twice during the fiscal year ended November 1, 1997 and also took action by unanimous written consent. The Compensation Committee establishes remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonuses, stock option and other equity-based programs, and other cash or stock incentive programs.

     On the Effective Date, the Board of Directors elected Herbert Denton (Chairman), Kenneth Zimmerman, Richard Howe and Arnold Amster to serve as members of the Compensation Committee.

     Prior to the Effective Date, the Audit Committee consisted of Messrs. Howe, Jacobson, Silverman and Walsh. The Audit Committee met twice during the fiscal year ended November 1, 1997. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting procedures.

     On the Effective Date, the Board of Directors elected Kenneth Zimmerman (Chairman), Daniel Rubin and Harvey Silverman to serve as members of the Audit Committee.

     The Audit and Compensation Committees consist solely of independent directors.

     On the Effective Date, the Board of Directors elected Arnold Amster, Burton Rosenberg and Daniel Rubin to serve as members of the Office of the Chairman. The Office of the Chairman presides at all meetings of the Board of Directors and has such powers and will perform such duties as are from time to time appointed by the Board of Directors.

     During the fiscal year ended November 1, 1997, each of the directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the Committees of which such director was a member (held during the period for which such director served).

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during the fiscal year ended November 1, 1997, all filing requirements applicable to its directors, executive officers and beneficial owners of more than ten percent of the Common Stock were complied with.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company:

NAME                                                   OFFICE OR POSITIONS HELD
-----------------------------  ------------------------------------------------------------------------
Burton M. Rosenberg..........  Chairman of the Board; Chief Executive Officer; Member of the Office of
                               the Chairman
Milan Danek..................  Managing Director, European Operations
Christine Hadjigeorge........  Treasurer; Chief Financial Officer
Stuart Jaeger................  Controller; Secretary
Roland L. Kimberlin..........  President -- Manufacturing Operations
Robert F. Luehrs.............  President
Stephen Weiner...............  Executive Vice President, National Sales Manager

     For biographical information on Mr. Rosenberg, see 'Election of Directors.'

     Milan Danek is the Managing Director, European Operations of the Company and was a director of the Company from 1993 until the Effective Date. Mr. Danek has worked over 24 years at the Company (during which time he has served as Managing Director of the Company's German subsidiary) and has approximately 31 years of industry experience. His previous industry experience includes three years at Levi Strauss in Germany, where he was the Marketing Director at the time of his departure, and seven years with the exclusive distributor of Levi Strauss for southern Germany and Austria.

     Roland L. Kimberlin has served as an executive officer of the Company for more than nine years, most recently as Vice President and President -- Manufacturing Operations. Mr. Kimberlin was a director of the Company from 1993 until the Effective Date. Prior to joining the Company in 1966, Mr. Kimberlin was employed by Ashland Oil and Refining Company, where he held a number of positions, including regional bulk plant manager.

     Robert F. Luehrs has been an executive officer of the Company for over 23 years, and has most recently served as Vice President and President of the Company. Mr. Luehrs was a director of the Company from 1993 until the Effective Date. Mr. Luehrs has been employed by the Company for over 38 years and, prior to assuming his current responsibilities, served in various capacities, including sales representative and regional sales manager. Mr. Luehrs has had approximately 41 years experience in the apparel industry.

     Christine Hadjigeorge, age 35, has been the Chief Financial Officer and Treasurer of the Company since February 1997. Prior to joining the Company, Ms. Hadjigeorge was a partner at BDO Seidman, LLP, a public accounting firm, where she worked for over twelve years. Ms. Hadjigeorge is a graduate of the College of William & Mary and a certified public accountant in the state of New York.

     Stuart Jaeger, age 62, has been the Controller of the Company since 1975 and its Secretary since 1988. Mr. Jaeger has worked over 23 years with the Company. Prior to joining the Company, Mr. Jaeger worked for 18 years as an accountant with Brout & Company.

     Stephen Weiner, age 47, has been the Executive Vice President, National Sales Manager of the Company since 1986. Prior responsibilities with the Company included serving as a sales trainee, a salesman for the Northern New England States, the Major New York Accounts Manager and the Sales Manager of Chains and National Accounts. Mr. Weiner has been employed by the Company for over 24 years.

     Officers are chosen by the Board of Directors annually or at such other time or times as the Board determines.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers during the fiscal years ended November 1, 1997, November 2, 1996 and November 4, 1995 for services rendered in all capacities to the Company and its subsidiaries.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                                                  NUMBER OF
                                                                                                  SECURITIES
                                                                        ANNUAL COMPENSATION       UNDERLYING
                                                       FISCAL YEAR    -----------------------      OPTIONS
NAME AND PRINCIPAL POSITION                               ENDED       SALARY ($)    BONUS ($)    GRANTED (#)
----------------------------------------------------   -----------    ----------    ---------    ------------
Burton M. Rosenberg ................................      11/1/97       416,467       40,000             0
  Chairman of the Board; Chief Executive Officer;         11/2/96       416,467       25,000             0
  and Member of the Office of the Chairman                11/4/95       403,846                          0
Robert F. Luehrs ...................................      11/1/97       320,006       40,000             0
  President                                               11/2/96       328,512       25,000             0
                                                          11/4/95       342,324            0        10,000
Roland L. Kimberlin ................................      11/1/97       360,965       40,000             0
  President -- Manufacturing Operations                   11/2/96       360,965       25,000             0
                                                          11/4/95       362,833            0        10,000
Milan Danek ........................................      11/1/97       418,007       40,000             0
  Managing Director, European Operations                  11/2/96       428,112       25,000             0
                                                          11/4/95       397,906            0        10,000
Stephen Weiner .....................................      11/1/97       312,048       35,973             0
  Executive Vice President, National Sales Manager        11/2/96       293,336       22,500             0
                                                          11/4/95       287,093            0             0

------------

(1) The column designated 'Other Annual Compensation' by the Securities and Exchange Commission (the 'SEC') for the reporting of perquisites and other personal benefits has been eliminated because the amounts paid to each executive officer do not exceed the disclosure threshold established by the SEC pursuant to applicable rules, and no other compensation required to be reported under that column was awarded to, earned by or paid to any of the named executive officers during the period covered by the table. In addition, the columns designated by the SEC for the reporting of certain long-term compensation, including awards of restricted stock and long-term incentive plan payouts, have been eliminated as no such awards have been granted to date, nor have any such payouts been made during the period covered by the table, and the column designated 'All Other Compensation' has been omitted as no compensation required to be reported under such column was received.

OPTION EXERCISES/VALUE OF UNEXERCISED OPTIONS

     The following table sets forth certain information concerning unexercised options to purchase Common Stock of the Company held at the end of fiscal year 1997 by the named executive officers. None of the named executive officers exercised any options during fiscal year 1997. No named executive officer has been awarded stock appreciation rights.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY STOCK
                                                              STOCK OPTIONS AT FY-END (#)        OPTIONS AT FY-END ($)(1)
                          SHARES ACQUIRED       VALUE        ------------------------------    ----------------------------
NAME                      ON EXERCISE (#)    REALIZED ($)                    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
------------------------  ---------------    ------------                    --------------    -----------    -------------
                                                             EXERCISABLE
                                                             ------------

Burton M. Rosenberg.....         0                $0            30,000              0            $54,390           $ 0
Milan Danek.............         0                 0            30,000              0             54,390             0
Roland L. Kimberlin.....         0                 0            30,000              0             54,390             0
Robert F. Luehrs........         0                 0            30,000              0             54,390             0
Stephen Weiner..........         0                 0            18,000              0             32,634             0

------------

(1) Based upon the closing sale price of the Common Stock on October 31, 1997 ($7.688) on the New York Stock Exchange minus the option exercise price ($5.875).

PENSION PLAN

     The following table sets forth the approximate annual benefits payable upon retirement at age 65 (and upon at least five years of service) under the Pension Plan for Eligible Employees of Henry I. Siegel Co. (the 'Pension Plan') as a life annuity, based on the average annual salaries and years of service indicated.

                               PENSION PLAN TABLE

                                                                         YEARS OF SERVICE
      AVERAGE ANNUAL                                      ----------------------------------------------
       COMPENSATION                                         15        20        25        30        35
---------------------------                               ------    ------    ------    ------    ------
         $  10,000            .........................   $1,407    $1,678    $1,770    $1,864    $1,956
            50,000            .........................    1,647     1,917     2,010     2,103     2,196
           100,000            .........................    1,647     1,917     2,010     2,103     2,196
           200,000            .........................    1,647     1,917     2,010     2,103     2,196
           300,000            .........................    1,647     1,917     2,010     2,103     2,196

     Compensation used to determine benefits generally includes a participant's total earned income, wages, salaries and other amounts received for services rendered to the Company or an affiliate, excluding certain specified items such as Company contributions to a deferred compensation plan and amounts realized in connection with stock options or restricted stock. Annual compensation taken into account under the Pension Plan is limited to $14,000. Benefits are computed on a single life annuity basis and are not subject to any offset for social security. With respect to the following individuals named in the Summary Compensation Table, the annual current covered compensation under the plan is $14,000, which is substantially less than the amount set forth under 'Salary' in the Summary Compensation Table, and the estimated current credited years of service are as follows:

Mr. Rosenberg.....................................................................    27 years
Mr. Danek.........................................................................    23 years
Mr. Kimberlin.....................................................................    30 years
Mr. Luehrs........................................................................    37 years
Mr. Weiner........................................................................    22 years

CERTAIN DEATH BENEFITS

     Upon recommendation of the Compensation Committee, in the first quarter of fiscal 1994 the Board of Directors authorized the Company to pay $5 million to the estate of Burton Rosenberg, $2 million to the estate of Robert Luehrs, $2 million to the estate of Roland Kimberlin, $2 million to the estate of Stephen Weiner and $1 million to the estate of Milan Danek upon the death of Mr. Rosenberg, Mr. Luehrs, Mr. Kimberlin, Mr. Weiner or Mr. Danek, respectively, if
(i) such executive is an employee of the Company at the time of his death or
(ii) retires in good standing from the Company no earlier than the date on which such executive reaches the age of 65 and (iii) if the Company at the time of the death of such executive is the owner and beneficiary of insurance on his life in the principal amount to be paid. In March, 1997, the death benefit payable to the estate of Milan Danek was increased to $2 million. The Company is authorized, but not required, to maintain life insurance policies on the lives of these executives naming the Company as beneficiary to support this obligation, substantially all of which policies the Company currently has in effect and the proceeds of which policies the Company would intend to pay to the appropriate executive's estate upon his death.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with each of Burton M. Rosenberg, Roland L. Kimberlin, Robert F. Luehrs and Stephen Weiner (collectively, the 'Executive Employment Agreements') effective as of March 15, 1996, as amended on March 17, 1997 and February 20, 1998. In March 1998, Messrs. Rosenberg, Kimberlin, Luehrs and Weiner each agreed to rescind the February 20, 1998 amendments to their employment agreements and enter into new amendments to their employment agreements. The following is a summary of the material terms of the Executive Employment Agreements, as amended. Each Executive Employment Agreement has an initial term of five years and provides that upon the expiration of the initial term, the initial term will be extended automatically for successive one-year periods unless either party gives at least 90 days' written notice of his or its intent not to allow such extension to become effective. The Executive Employment Agreements provide for annual salaries to Messrs. Rosenberg, Kimberlin, Luehrs and Weiner of $393,750, $341,276, $341,250 and $288,750, respectively, which may be increased on each February 1 during the term of their Executive Employment Agreements, at the discretion of the Board of Directors of the Company. Each Executive Employment Agreement permits the Company to terminate the employee's employment for cause (as defined therein) or if the employee becomes permanently and seriously disabled. If the employee is terminated without cause, such employee would be entitled to receive a lump sum payment equal to 18 months base salary as severance. In the event that during the term of the Executive Employment Agreements any of these employees (with the exception of Stephen Weiner) becomes permanently disabled, either physically or mentally, resulting in an absence from the office for periods aggregating 120 business days during any 12 month period, the Company shall pay such employee a monthly benefit (the 'Disability Benefit') following the employee's termination of employment on account of such disability. The Disability Benefit payable shall be 100% of such employee's monthly salary for the first 24 months of the employee's disability and 50% of such employee's monthly salary thereafter for the remainder of the employee's lifetime. The Disability Benefit shall be reduced (but not below zero), however, by an amount equal to the sum of (a) any other disability payments received by the employee from the Company, its subsidiary, Henry I. Siegel Company, or any insurance policy of these entities,
(b) two thirds of any earned income received by the employee for full-time executive employment with any entity commencing after the payment of a Disability Benefit begins, and (c) any amount for which the employee is eligible because of his disability under Federal social security laws or, prior to age 65, under any Company or Harry I. Siegel Company sponsored retirement plan. Each Executive Employment Agreement also contains a covenant not to compete, whereby the employee agrees that during the term of the agreement, and for up to one year following the employee's termination of employment, the employee will not, under certain circumstances, among other things, engage in a business that is materially competitive with any material business operated by the Company on the effective date of the agreement.

MANAGEMENT AGREEMENT

     The Company's German subsidiary has entered into a management agreement with Milan Danek effective as of January 13, 1997, as amended on March 10, 1997 (the 'Management Agreement'). The Management Agreement, which is subject to the laws of the Federal Republic of Germany, has an initial term of five years and provides that upon the expiration of the initial term, the initial term will be extended automatically for successive one-year periods unless either party gives at least six months' written notice of his or its intent not to allow such extension to become effective. The Management Agreement provides for an annual salary to Mr. Danek in the amount of DM 606,000 ($351,480 based on the exchange rate for the deutsche mark on November 1, 1997), which may be increased from time to time at the discretion of Supervisory Board of the Company's German subsidiary (the 'Supervisory Board'). Mr. Danek is also entitled to a Disability Benefit under the same circumstances and on the same terms as those of Messrs. Rosenberg, Kimberlin, and Luehrs. In addition, Mr. Danek may receive an additional bonus at the sole discretion of the Supervisory Board. The Management Agreement also contains a covenant not to compete, whereby Mr. Danek agrees that during the term of the Management Agreement, and for up to one year following the expiration of the term, he will not compete with the Company.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual fee of $12,000 for serving on the Board of Directors. No annual fee is paid to any officer serving on the Board of Directors. In addition, all directors (including officers serving as directors) receive a fee of $500 for each meeting of the Board of Directors or committee meeting attended, however, the officers serving as directors have generally waived such fee.

     The Company is a party to an Amended and Restated Consulting Agreement, dated September 23, 1988, with Mr. Jesse S. Siegel (the 'Consulting Agreement'). Mr. Siegel was a director of the Company from February 1993 to the Effective Date and is a former chief executive officer of a predecessor to the Company. Under the Consulting Agreement, Mr. Siegel agreed to render consulting services to the Company in the area of manufacturing, marketing and selling women's apparel as the Company may from time to time request. The Consulting Agreement which had an initial term of ten years and could be extended, at the option of Mr. Siegel, for up to four additional five-year terms, provided for an annual fee of $500,000. Effective March 10, 1998, the Company reached an agreement with Mr. Siegel to terminate the Consulting Agreement as of such date. In consideration for such early termination, the Company agreed to make a payment of $500,000 to Mr. Siegel.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation of executive officers of the Company is set at levels which are intended to reflect competitive salary practices. Each executive officer's compensation is based upon both individual and Company performance. Compensation is structured to provide incentives for executive officer performance that results in improvements in the Company's financial results and in total return to stockholders over both the short term and the long term. The overall compensation plan is also designed to align the interests of the Company's executives and its stockholders by providing for payment of a portion of the incentive compensation in the form of stock options. Thus, the amount of value generated for the Company's stockholders is a key factor in determining the full compensation ultimately realized by the executive officers.

     The compensation of the principal executive officers of the Company consists of three principal parts: base salary, annual bonus and stock options. Two of the three components are at risk because the ultimate value of an officer's total compensation depends on factors, subjectively assessed by the Committee, which include the Company's financial performance, individual performance and stock price.

     Salary. Base salaries for the Company's executive officers are fixed by employment agreements with the Company (see 'Employment Agreement' and 'Management Agreement'). Pursuant to the terms of the Executive Employment Agreements, salaries are reviewed in February of each year to determine whether an increase is appropriate. Salaries were reviewed in February 1997.

     The Committee has not yet decided whether it will recommend salary adjustments in 1998. In view of the financial results of the Company's last fiscal year, the Committee would expect prior to making its decision to consider the individual performance of each of the principal executives in light of all the circumstances which had an impact on earnings.

     Bonus. Messrs. Rosenberg, Kimberlin, Luehrs and Danek were each awarded a discretionary bonus of $40,000 in fiscal 1997. The Committee believes that each of these officers should be rewarded because of the extraordinary demands placed on them in connection with successfully relocating the Company's sewing operations and effectively capitalizing on the savings achieved by such relocation in marketing the Company's products. Although the Company's earnings did not improve substantially in the last fiscal year the Committee believes that this year's efforts and the ongoing work necessary to complete the transition dictate recognition by the bonus payment.

     Stock Options. Each executive officer of the Company participates in the Company's 1993 Stock Option Plan. The Compensation Committee acts as the committee authorized to administer the Stock Option Plan.

     The Chief Executive Officer's employment agreement provides for a fixed salary, the most important ingredient of his compensation, which is not dependent upon or variable with respect to either his or the Company's performance (although it provides for salary increases, at the discretion of the Board of Directors, in February of each year) (The Chief Executive Officer's salary was not increased in February 1997). With respect to the Chief Executive Officer, the Committee took into account the same factors it considered in the case of the other named executive officers in arriving at its decision to pay a modest discretionary bonus for services rendered in fiscal 1997.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), which was enacted in 1993, precludes a public company from taking a tax deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other four highest-paid executive officers (with exemptions for certain performance-based compensation). Based on current compensation levels, it is not anticipated that any of the named executive officers will receive compensation in excess of $1 million in fiscal 1998. Therefore, the Committee currently has no policy with respect to Section 162(m).

     None of the members of the Committee is or was employed by the Company. All are independent directors.

               COMPENSATION COMMITTEE PRIOR TO THE EFFECTIVE DATE
                                 Hirsh Jacobson
                                Harvey Silverman
                                  Rica Spector
                              Edward J. Walsh, Jr.

PERFORMANCE GRAPH

     The following graph sets forth the Company's total stockholder return as compared to the Standard & Poor's 500 Index and the Standard and Poor's Textiles (Apparel Manufacturers) Index for the period from February 18, 1993, when the Company's Common Stock began trading on a when-issued basis on the New York Stock Exchange, through November 1, 1997, the last day of the Company's last completed fiscal year. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard and Poor's Textiles (Apparel Manufacturers) Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                    FOR PERIOD FROM 2/18/93 THROUGH 11/1/97
                  AMONG CHIC BY H.I.S, INC., THE S&P 500 INDEX
               AND THE S&P TEXTILES (APPAREL MANUFACTURERS) INDEX
                           TOTAL STOCKHOLDER RETURNS


                             [PERFORMANCE GRAPH]

                                                          2/18/93   11/6/93   11/5/94   11/4/95   11/2/96   11/1/97
                                                          ------    ------    ------    ------    ------    ------

Chic Common Stock......................................   100.00     84.78     95.65     53.26     39.13     65.03
S&P Textiles (Apparel Manufacturers) Index.............   100.00    108.65    112.43    147.05    179.19    204.09
S&P 500 Index..........................................   100.00     75.31     88.72     80.30    121.20    160.12

------------

*  Total Return Assumes Reinvestment of Dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

KENBARB CORP.

     During the fiscal year ended November 1, 1997, Kenbarb Corp., a Delaware corporation, owned approximately 3.7% of the issued and outstanding Common Stock of the Company. All of Kenbarb's outstanding capital stock was beneficially owned by four officers of the Company: each of Mr. Burton M. Rosenberg, Mr. Robert F. Luehrs and Mr. Roland L. Kimberlin beneficially owned 30.1% of the issued and outstanding capital stock of Kenbarb, and Mr. Harvey Schulman beneficially owned 9.7% of the issued and outstanding stock of Kenbarb. In March 1998, Kenbarb Corp. was liquidated and its holdings in the Company's Common Stock were distributed to its shareholders based upon their percentage ownership interest in Kenbarb Corp.

TUCKER ANTHONY INCORPORATED

     Prior to March 1996, Mr. Richard K. Howe, a director of the Company, was a consultant to Tucker Anthony Incorporated ('Tucker Anthony'), an investment banking firm, and prior to June 1992 was an executive vice president and a director of Tucker Anthony. In February 1996, Tucker Anthony acted as financial advisor for the Company in connection with the Company's negotiation of certain waivers of defaults and amendments to the agreements with the holders of its senior notes and its bank lenders. In 1997, Tucker Anthony acted as financial advisor for the Company in connection with the adoption of a shareholder rights plan by the Company and in connection with an initial public offering of a minority interest in the Company's German subsidiary.

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP, independent auditors, to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending November 7, 1998, subject to ratification by the stockholders.

     BDO Seidman, LLP has served as the Company's independent auditors since
1988.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and to be provided with an opportunity to make a statement if such person desires to do so and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING NOVEMBER 7, 1998.

             ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 1, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO STOCKHOLDER RELATIONS, CHIC BY H.I.S, INC. AT 1372 BROADWAY, NEW YORK, NY 10018.

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled 'Report of Compensation Committee on Executive Compensation' and 'Performance Graph' shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

         STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders who wish to have their proposals considered for inclusion in the proxy materials for the Company's Annual Meeting of Stockholders to be held in 1999 must deliver such proposals in writing to the Secretary of the Company at the Company's principal executive offices no later than October 7, 1998.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

                                          By Order of the Board of Directors
                                          STUART JAEGER
                                          Secretary

March 16, 1998

                                  APPENDIX 1
                                  PROXY CARD

PROXY                          CHIC BY H.I.S, INC.                         PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 15, 1998 AT 10:00 A.M.

     The undersigned shareholder of Chic by H.I.S, Inc. (the 'Company') hereby appoints Arnold M. Amster, Burton M. Rosenberg and Daniel Rubin and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of Chic by H.I.S, Inc. to be held at the Doral Tuscany Hotel, 120 East 39th Street, New York, New York on April 15, 1998 at 10:00 A.M., New York time and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

     Receipt of the Notice of Annual Meeting of Stockholders dated March 16, 1998 and the Proxy Statement furnished herewith, is hereby acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEMS 1 AND 2.

     ITEM 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

FOR all nominees listed   WITHHOLD AUTHORITY to     NOMINEES: BURTON M. ROSENBERG, ARNOLD M. AMSTER, HERBERT A.
on the right (except as   vote for all nominees     DENTON, RICHARD K. HOWE, DANIEL RUBIN, HARVEY SILVERMAN AND
marked to the contrary    listed to the right.      KENNETH ZIMMERMAN. (Instructions: To withhold authority to
hereon).                            [ ]             vote for any individual nominee write that nominee's name in
          [ ]                                       the space provided below.)

                          (continued on reverse side)

ITEM 2. Ratification of the selection of BDO Seidman,     ITEM 3. In their discretion, the Proxies are authorized
LLP as independent auditors of Chic by H.I.S, Inc. for    to vote upon such other business as may properly come
the fiscal year ending November 7, 1998.                  before the meeting or any adjournment thereof.

              FOR     AGAINST     ABSTAIN
              [ ]       [ ]         [ ]
                                                                       Dated:  ,1998
                                                                       (Signature)
                                                                       (Signature if held jointly)
                                                                       The signature should agree with the name
                                                                       on your stock certificate. If acting as
                                                                       attorney, executor, administrator,
                                                                       trustee, guardian, etc., you should so
                                                                       indicate when signing. If the signer is a
                                                                       corporation, please sign the full
                                                                       corporate name by duly authorized officer.
                                                                       If shares are held jointly, each
                                                                       shareholder should sign.